                                                                  EXHIBIT 25.1

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM T-1

          STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________


                                -----------------

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                    13-4941247
(Jurisdiction of Incorporation or                          (I.R.S. Employer
organization if not a U.S. national bank)                   Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                          10006
(Address of principal                                      (Zip Code)
executive offices)

                              BANKERS TRUST COMPANY
                              LEGAL DEPARTMENT
                              130 LIBERTY STREET, 31ST FLOOR
                              NEW YORK, NEW YORK 10006
                              (212) 250-2201
            (Name, address and telephone number of agent for service)


                                -----------------


                        WFS FINANCIAL 1996-C OWNER TRUST
               (Exact name of obligor as specified in its charter)

CALIFORNIA                                                  33-0149603
(State or other jurisdiction of                            (I.R.S. employer
Incorporation or organization)                              Identification no.)

23 PASTEUR ROAD
IRVINE, CALIFORNIA  92618                                   19801
(Address of principal executive offices)                   (Zip Code)

                        WFS FINANCIAL 1996-C OWNER TRUST
                 $535,000,000 Auto Receivable Backed Securities
                       (Title of the indenture securities)

ITEM 1.        GENERAL INFORMATION.
               Furnish the following information as to the trustee.

               (a) Name and address of each examining or supervising authority to which it is subject.

               NAME                                        ADDRESS

               Federal Reserve Bank (2nd District)         New York, NY
               Federal Deposit Insurance Corporation       Washington, D.C.
               New York State Banking Department           Albany, NY

               (b)  Whether it is authorized to exercise corporate trust powers.

                    Yes.

ITEM 2.         AFFILIATIONS WITH OBLIGOR.

               If the obligor is an affiliate of the Trustee, describe each such affiliation.

               None.

ITEM 3. -15.   NOT APPLICABLE

ITEM 16.       LIST OF EXHIBITS.

               EXHIBIT 1 -    Restated Organization Certificate of Bankers Trust
                              Company dated August 7, 1990 and Certificate of
                              Amendment of the Organization Certificate of Bankers Trust Company dated March 21, 1996, copy attached.

               EXHIBIT 2 -    Certificate of Authority to commence business -
                              Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No.
                              33-21047.

               EXHIBIT 3 -    Authorization of the Trustee to exercise corporate
                              trust powers - Incorporated herein by reference to
                              Exhibit 2 filed with Form T-1 Statement,
                              Registration No. 33-21047.

               EXHIBIT 4 -    Existing By-Laws of Bankers Trust Company, dated
                              as amended on October 19, 1995. - Incorporated herein by reference to Exhibit 4 filed with Form
                              T-1 Statement, Registration No. 33-65171.

               EXHIBIT 5 -    Not applicable.

               EXHIBIT 6 -    Consent of Bankers Trust Company required by
                              Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1
                              Statement, Registration No. 22-18864.

               EXHIBIT 7 -    A copy of the latest report of condition of
                              Bankers Trust Company dated as of June 30, 1996.

               EXHIBIT 8 -    Not Applicable.

               EXHIBIT 9 -    Not Applicable.

                                    SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 10th day of September, 1996.

                                  BANKERS TRUST COMPANY

                                  By: /s/ Lara Graff
                                      -------------------------
                                       Lara Graff
                                       Assistant Vice President

                                                                       EXHIBIT 1


                               State of New York,

                               Banking Department

          I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING Law," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York,

                    this 21ST day of MARCH in the Year of our Lord one thousand nine hundred and NINETY-SIX.

                                        Peter M. Philbin
                                  ------------------------------
                                  Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

          We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

          1. The name of the corporation is Bankers Trust Company.

          2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

          3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

          4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

          "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

          "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

          6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

          IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.

                                        James T. Byrne, Jr.
                                   -----------------------------
                                        James T. Byrne, Jr.
                                        Managing Director

                                        Lea Lahtinen
                                   -----------------------------
                                        Lea Lahtinen
                                        Assistant Secretary

State of New York          )
                           )  ss:
County of New York         )

          Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                             Lea Lahtinen
                                     -----------------------------
                                             Lea Lahtinen

Sworn to before me this 20th day of March, 1996.

         Sandra L. West
- - -----------------------------
         Notary Public

           SANDRA L. WEST                    Counterpart filed in the
   Notary Public State of New York           Office of the Superintendent of
           No. 31-4942101                    Banks, State of New York,
    Qualified in New York County             This 21st day of March, 1996
Commission Expires September 19, 1996

                                                                     EXHIBIT 7



Legal Title of Bank:       Bankers Trust Company         Call Date: 6/30/96        ST-BK:   36-4840          FFIEC 031
Address:                   130 Liberty Street            Vendor ID: D              CERT:  00623              Page RC-1
City, State    ZIP:        New York, NY  10006                                                               11
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS JUNE 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                            C400
                                                   Dollar Amounts in Thousands  RCFD  Bil Mil Thou
====================================================================================================================================
ASSETS                                                                          //////////////////
  1.Cash and balances due from depository
      institutions (from Schedule RC-A):                                        //////////////////
    a.Noninterest-bearing balances and
      currency and coin(1) ............................                         0081          1,631,000       1.a.
    b.Interest-bearing balances(2) ....................                         0071          2,066,000       1.b.
  2.Securities:                                                                 //////////////////
    a.Held-to-maturity securities
      (from Schedule RC-B, column A) ..................                         1754                  0       2.a.
    b.Available-for-sale securities
      (from Schedule RC-B, column D)...................                         1773          3,761,000       2.b.
  3.Federal funds sold and securities
      purchased under agreements to resell
      in domestic offices                                                       //////////////////
      of the bank and of its Edge and
      Agreement subsidiaries, and in IBFs:                                      //////////////////
    a.Federal funds sold ..............................                         0276          5,162,000       3.a.
    b.Securities purchased under agreements
      to resell .......................................                         0277          4,192,000       3.b.
  4.Loans and lease financing receivables:                                      //////////////////
    a.Loans and leases, net of unearned
      income (from Schedule RC-C)                        RCFD 2122  24,849,000  //////////////////            4.a.
    b.LESS: Allowance for loan and lease
      losses...........................................  RCFD 3123     923,000  //////////////////            4.b.
    c.LESS: Allocated transfer risk
      reserve .........................................  RCFD 3128           0  //////////////////            4.c.
    d.Loans and leases, net of unearned
      income, allowance, and reserve (item 4.a                                  //////////////////
      minus 4.b and 4.c) ..............................                         2125         23,926,000       4.d.
  5.Assets held in trading accounts ...................                         3545         33,052,000       5.
  6.Premises and fixed assets
      (including capitalized leases) ..................                         2145            858,000       6.
  7.Other real estate owned
      (from Schedule RC-M) ............................                         2150            216,000       7.
  8.Investments in unconsolidated
      subsidiaries and associated
      companies (from Schedule RC-M) ..................                         2130            271,000       8.
  9.Customers' liability to this bank on
      acceptances outstanding .........................                         2155            572,000       9.
 10.Intangible assets (from Schedule RC-M) ............                         2143             18,000      10.
 11.Other assets (from Schedule RC-F) .................                         2160          7,612,000      11.
 12.Total assets (sum of items 1 through 11) ..........                         2170         83,337,000      12.

- - --------------------------
(1)      Includes cash items in process of collection and unposted debits.

(2)      Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank: Bankers Trust Company              Call Date: 6/30/96        ST-BK: 36-4840         FFIEC  031
Address:             130 Liberty Street                 Vendor ID: D              CERT:  00623           Page  RC-2
City, State Zip:     New York, NY  10006                                                                 12
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

SCHEDULE RC--CONTINUED

                                                     Dollar Amounts in Thousands        ////////               Bil Mil Thou
====================================================================================================================================
LIABILITIES                                                                       ////////////////////////
13. Deposits:                                                                     ///////////////////////
    a.In domestic offices (sum of totals of
      columns A and C from Schedule RC-E, part I)                                 RCON 2200         9,040,000        13.a.
      (1) Noninterest-bearing(1) ......................... RCON 6631  3,569,000   ///////////////////////            13.a.(1)
      (2) Interest-bearing ............................... RCON 6636  5,471,000   ///////////////////////            13.a.(2)
    b.In foreign offices, Edge and Agreement
      subsidiaries, and IBFs (from Schedule RC-E                                  /////////////////////
         part II)                                                                 RCFN 2200        19,648,000        13.b.
      (1) Noninterest-bearing ............................ RCFN 6631    494,000   ///////////////////////            13.b.(1)
      (2) Interest-bearing ............................... RCFN 6636 19,154,000   ///////////////////////            13.b.(2)
14. Federal funds purchased and securities sold
      under agreements to repurchase in                                           ///////////////////////
    domestic offices of the bank and of its Edge
      and Agreement subsidiaries, and in IBFs:                                    ///////////////////////
    a.Federal funds purchased ............................                        RCFD 0278         2,564,000        14.a.
    b.Securities sold under agreements to repurchase .....                        RCFD 0279           790,000        14.b.
15. a.Demand notes issued to the U.S. Treasury ...........                        RCON 2840                 0        15.a.
    b.Trading liabilities ................................                        RCFD 3548        18,177,000        15.b.
16. Other borrowed money:                                                         ///////////////////////
    a.With original maturity of one year or less .........                        RCFD 2332        16,421,000        16.a.
    b.With original maturity of more than one year .......                        RCFD 2333         3,388,000        16.b.
17. Mortgage indebtedness and obligations under
      capitalized leases .................................                        RCFD 2910            31,000        17.
18. Bank's liability on acceptances executed
      and outstanding ....................................                        RCFD 2920           572,000        18.
19. Subordinated notes and debentures ....................                        RCFD 3200         1,227,000        19.
20. Other liabilities (from Schedule RC-G) ...............                        RCFD 2930         6,911,000        20.
21. Total liabilities (sum of items 13 through 20) .......                        RCFD 2948        78,769,000        21.
                                                                                  ///////////////////////
22. Limited-life preferred stock and related surplus .....                        RCFD 3282                 0        22.
EQUITY CAPITAL                                                                    ///////////////////////
23. Perpetual preferred stock and related surplus ........                        RCFD 3838           500,000        23.
24. Common stock .........................................                        RCFD 3230         1,002,000        24.
25. Surplus (exclude all surplus related to
      preferred stock) ...................................                        RCFD 3839           528,000        25.
26. a. Undivided profits and capital reserves ............                        RCFD 3632         2,915,000        26.a.
    b. Net unrealized holding gains (losses)
      on available-for-sale securities ...................                        RCFD 8434            (5,000)       26.b.
27. Cumulative foreign currency
      translation adjustments ............................                        RCFD 3284          (372,000)       27.
28. Total equity capital (sum of items 23 through 27) ....                        RCFD 3210         4,568,000        28.
29. Total liabilities, limited-life preferred
      stock, and equity capital (sum of items 21, 22,                             ///////////////////////
    and 28) ..............................................                        RCFD 3300        83,337,000        29.

Memorandum
To be reported only with the March Report of Condition.
   1.    Indicate in the box at the right the number
         of the statement below that best describes the
         most comprehensive level of auditing work                                                     Number
         performed for the bank by independent external                                            --------------
         auditors as of any date during 1995     ........                         RCFD 6724              N/A         M.1

1    =   Independent audit of the bank conducted in accordance
         with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2    =   Independent audit of the bank's parent holding company
         conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3    =  Directors' examination of the bank conducted in
        accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4    =  Directors' examination of the bank performed by other
        external auditors (may be required by state chartering authority)

5    =  Review of the bank's financial statements by external
        auditors

6    =  Compilation of the bank's financial statements by external auditors

7    =  Other audit procedures (excluding tax preparation work)

8    =  No external audit work

- - ----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.